SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant X
                        -
Filed by a Party other than the Registrant __

Check the appropriate box:

__       Preliminary Proxy Statement
X        Definitive Proxy Statement
--
__       Definitive Additional Materials
__       Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12


                      PHOTON TECHNOLOGY INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)
        ----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
               Payment of filing Fee (check the appropriate box):

X        No Fee Required.
--
__      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

2)       Aggregate number of securities to which the transaction applies:

         -----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing is calculated and state how it was determined.)

         -----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

5)       Total fee paid:

         -----------------------------------------------------------------------

__       Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

         -----------------------------------------------------------------------

2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

3)       Filing Party:

         -----------------------------------------------------------------------

4)       Date Filed:

         -----------------------------------------------------------------------

                      PHOTON TECHNOLOGY INTERNATIONAL, INC.

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held February 18, 2002


TO THE SHAREHOLDERS OF PHOTON TECHNOLOGY INTERNATIONAL, INC.:


Notice is hereby given that the Annual Meeting of Shareholders of PHOTON TECHNOLOGY INTERNATIONAL, INC. (the "Company") will be held at the Corporate Headquarters, 1009 Lenox Drive, Suite 104, Lawrenceville, New Jersey 08648, on Monday, February 18, 2002 at 8:00 A.M., at which time the following matters will be considered and voted upon:

     1. The election of three members to the Board of Directors for a three year term.

     2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record on December 20, 2001 will be entitled to receive notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for shareholder review during the Annual Meeting.

All shareholders are urged to attend the meeting in person or by proxy.

Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card in the envelope provided for that purpose at your earliest convenience. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.


                                    By Order of the Board of Directors,



                                    Ronald J. Kovach,
                                    Secretary

January 15, 2002.

                      PHOTON TECHNOLOGY INTERNATIONAL, INC.
                         Princeton Pike Corporate Center
                           1009 Lenox Drive, Suite 104
                         Lawrenceville, New Jersey 08648



                                 PROXY STATEMENT



                 INFORMATION CONCERNING SOLICITATION AND VOTING


Solicitation of Proxies

The enclosed proxy ("Proxy") is solicited by and on behalf of the Board of Directors (the "Board") of Photon Technology International, Inc. (the "Company" or " Photon") whose principal executive office is located at Princeton Pike Corporate Center, 1009 Lenox Drive, Suite 104, Lawrenceville, New Jersey 08648, for use in connection with the Annual Meeting of Shareholders to be held at 8:00 A.M. on February 18, 2002 at the Corporate Headquarters, 1009 Lenox Drive, Suite 104, Lawrenceville, New Jersey 08648, and at any adjournment thereof.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice and are more fully discussed below. Whether or not you plan to attend the Annual Meeting in person, please mark, date, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope to ensure that your shares will be voted at the Annual Meeting. All shares represented by Proxies, which are returned properly signed and not subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein or, if no instruction is indicated, will be voted in favor of the proposals set forth in the Notice attached hereto. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about February 4, 2002. The Bylaws of the Company require that the holders of a majority of the total number of shares entitled to vote be represented in person or by proxy in order for the business of the meeting to be transacted.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Record Date, Voting and Share Ownership

Holders of record of common stock at the close of business on December 20, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on December 20, 2001, there were 1,295,810 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote held by 132 shareholders of record.

Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. With regard to the election of directors, New Jersey law provides that each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or if the Certificate of Incorporation of the Company so provides, distribute his or her votes on the same principle among as many candidates as he or she deems fit. The Certificate of Incorporation of Photon provides for cumulative voting. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected; votes against the director and abstentions shall have no legal effect. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any such other matters are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted with respect to any matter by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented and entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained.

Under the Company's Bylaws and the New Jersey Business Corporation Act, the presence at the Annual Meeting, in person or by proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes at the meeting shall constitute a quorum. All valid Proxies will be counted towards the presence of a quorum, notwithstanding directions thereon to withhold votes. In the absence of a quorum at the Annual Meeting, either in person or by proxy, the Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting until a quorum shall be formed.

Revocation of Proxy

Any shareholder giving a Proxy pursuant to this solicitation may revoke such Proxy by giving written notice of revocation to the Secretary of the Company prior to the vote of such Proxy by filing another Proxy with the Secretary at any time prior to its exercise or by attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Bylaws of the Company provide for a Board with a minimum of six directors and a maximum of nine directors. The number of directors as of the date of the Annual Meeting is fixed at six. The Board of Directors is divided into three classes and there are currently six directors on the Board. The Board has selected the three Class II directors, Charles G. Marianik, Ronald J. Kovach and Louis Balogh, for nomination at the 2001 Annual Meeting for a term expiring in 2004. The two Class III directors, Franklin J. Iris and Robert E. Curry, were elected at the 1999 Annual Meeting for terms which will expire in 2002. The one Class I director, James F. Mrazek, was elected at the 2000 Annual Meeting for a term which will expire in 2003.

Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named above. If any nominee listed above should decline or be unable to serve, the Proxies will be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each nominee is currently a member of the Board.

Set forth below are the names and ages of the nominees and directors, the principal occupation of each nominee and director at present and for the last five years, certain directorships held by each and the year in which each became a director of the Company.


               CLASS II - TO BE ELECTED AT THE 2001 ANNUAL MEETING

                           FOR A TERM EXPIRING IN 2004

Charles G. Marianik, 55. Mr. Marianik has acted as Chairman of the Board and Chief Executive Officer of the Company since the Company was formed in 1983. Mr. Marianik held the office of President from November 1983 until December 1991 and was re-elected President in December of 1992. He received a B.Sc. in 1971 and an M.B.A. in 1976 from the University of Western Ontario.

Ronald J. Kovach, 60. Mr. Kovach has served as Senior Vice-President of the Company since joining the Company in 1985 until 1993. He was elected Executive Vice-President in 1993. Mr. Kovach has been the Secretary and a member of the Board of the Company since 1988. He received his diploma in Engineering Technology from the Western Ontario Institute of Technology in 1966.

Dr. Louis Balogh, 54. Dr. Balogh was appointed by the Directors at the July 17, 2001 Board Meeting to replace Mr. William Brown until the year end shareholders meeting. Dr. Balogh previously served on the Board from December 1989 to October 1998, but resigned due to conflicting professional obligations at that time. Dr. Balogh is a practicing physician specializing in pediatrics. Dr. Balogh is the Chief of Staff and Vice President of York County Hospital in Newmarket, Ontario, Canada. From 1989 to 1994, he was Chairman of the Board of the Blue Hill Academy and Children's Mental Health center from 1984 to 1992. Dr. Balogh was the Director of the Children's Aid Society from 1981 to 1987. Dr. Balogh received his degree in Medicine from the University of Western Ontario in 1972 and a special degree in pediatrics from McMaster University in 1978.


                         DIRECTORS CONTINUING IN OFFICE

                     CLASS I - PRESENT TERM EXPIRING IN 2003

James F. Mrazek, 60. Mr. Mrazek became a member of the Board of Directors in 1986. He presently holds the position of President and Managing General Partner for the Four Corners Venture Fund. From 1990, Mr. Mrazek was the President of Carnegie Venture Resources, a consulting and venture capital firm. Previously, he was Chairman and a founding General Partner of the Edison Venture Fund after holding senior executive positions with Johnson & Johnson. Mr. Mrazek serves on the board of directors of Sepracor, Inc. and XyloMed, Inc. He received a B.A. degree from St. Lawrence University in 1962 and an M.B.A. degree from Cornell University in 1964.


                    CLASS III - PRESENT TERM EXPIRING IN 2002

Franklin J. Iris, 71. Mr. Iris became a member of the Board of Directors in 1987 and has been the President of Iris and Associates since 1986. His firm provides investment consulting services for venture capital and emerging growth companies in the medical industry. He was a group president of the clinical laboratory business of Becton Dickinson and Company from 1973 to 1985 and Chairman and Chief Executive Officer of Enzamatics, a medical diagnostics company, from 1994 to 1995 and Chairman and Chief Executive Officer of Cistron Biotechnology, Inc. from 1998 to 1999. He received his B.S. degree from Fairfield University in 1953.

Robert E. Curry, Ph.D., 54. Dr. Curry was appointed to the Board of Directors in April, 1996. Dr. Curry previously served on the Board from December 1988 to July 1992, but resigned due to conflicting professional obligations at that time. Dr. Curry has been a General Partner of the Sprout Group, a venture capital company, since 1991 and is responsible for M.L. Technology Venture, L.P. ("MLTV"), an investor in the Company. Dr. Curry was President of Merrill Lynch R&D Management Inc. and President of Merrill Lynch Venture Capital, Inc. from 1990 to 1991. Dr. Curry also serves on the Boards of Adeza Biomedical, Emerald BioAgriculture, Corp., Instrumentation Metrics, Inc., Pathology Partners, Prometheus Laboratories, Inc., and Tripath Imaging. He received a B.S. degree from the University of Illinois in 1968 and a Masters degree in 1972 and a Ph.D. degree in 1974 from Purdue University.

    The Board of Directors recommends a vote IN FAVOR OF the above nominees.

Board Meetings and Committees of the Board of Directors

The Board held four (4) meetings during the fiscal year ended June 30, 2001. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee of its Board of Directors.

The Audit Committee of the Board held one meeting for fiscal year 2001 to review and discuss the annual audit and general financial and internal control matters. For the fiscal year 2001, the Audit Committee consisted of Mr. Iris, Chairman, Mr. Brown and Mr. Mrazek.

The Compensation Committee of the Board held one meeting during fiscal year 2000
to  discuss  general  compensation   matters.   During  fiscal  year  2000,  the
Compensation Committee consisted of Mr. Mrazek, Chairman and Dr. Curry.

Director Remuneration

Directors have not been paid a fee for serving on the Board or any committees of the Board with the exception of Mr. Brown who received a per meeting fee of $750 (Canadian Dollars) as part of the financing agreement with Covington Capital Corporation. Mr. Brown resigned from the Board of Directors effective June 19, 2001. Directors are reimbursed for expenses related to attending Board or committee meetings and annually are granted non-qualified stock options to purchase the Company's Common Stock under the automatic option grant provision of the Company's Stock Option Plan, as amended (the "Plan"). In the fiscal year ended June 30, 2001 the Company paid an aggregate of $6,947 for director traveling expenses. In addition, each non-employee director received an option grant to purchase 3,333 shares of Common Stock on January 4, 2001 at an option price of $0.69 per share under the Automatic Option Grant Program in effect for non-employee directors under the Company's Stock Option Plan. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each grant will vest in three successive equal annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. However, the option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while serving as a Board member.


                             EXECUTIVE COMPENSATION

The following table sets forth, for fiscal years ending June 30, 2001, 2000 and 1999, certain information regarding the compensation earned by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal year 2001 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries. The following table also includes individuals who have resigned or terminated employment during the fiscal year 2001 who would otherwise have been included in such table on the basis of salary and bonus for the fiscal year:


                                                        SUMMARY COMPENSATION TABLE

                                                                       Long Term Compensation
                               Annual Compensation                              Awards

NAME AND                                                  Other                 Securities
PRINCIPAL                      Fiscal                     Annual                Underlying         All Other
POSITION                       Year       Salary($)       Compensation(1)       Options            Compensation(2)
Charles G. Marianik            2001       $182,465           $36,503              ---               $18,485
Chairman, Chief                2000       $134,340           $33,461              ---               $30,496
Executive Officer              1999       $160,000           $33,608           28,333               $37,921
and President

Ronald J. Kovach               2001       $133,080           $18,968              ---               $ 3,540
Secretary and                  2000       $133,680           $15,235              ---               $ 6,986
Executive Vice                 1999       $115,000           $14,802            7,500               $ 6,399
President-Technology

---------------------

(1) These amounts reflect personal benefits received by each Named Executive Officer during the 2001 fiscal year. These personal benefits include payments made on behalf of those individuals for (a) disability insurance premiums, which include $l,010 for Mr. Marianik and $154 for Mr. Kovach;
     (b) medical expenses not otherwise covered by the group plan, which include $3,274 for Mr. Marianik and $1,393 for Mr. Kovach; (c) auto allowance, which includes $16,500 for Mr. Marianik and $11,000 for Mr. Kovach, and (d) all income taxes attributed to insurance and personal benefits and paid by the Company as a result of their receipt of these personal benefits, which include approximately $15,719 for Mr. Marianik and approximately $6,421 for Mr. Kovach.

(2) These amounts reflect supplemental term life insurance premiums for each Named Executive Officer, which includes for the 2001 fiscal year a premium of $1,677 for Mr. Kovach. For Mr. Marianik, these amounts also include the premiums of $18,485 for each fiscal year paid on a permanent-whole life insurance policy. For Mr. Kovach, these amounts also include a premium of $1,863 for a permanent-whole life policy.


                        OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended June 30, 2001. No stock appreciation rights were granted to these individuals during such year.

                                                    Individual Grants(1)
                                Number of
                               Securities
                               Underlying             % of Total
                                 Options            Options Granted                 Exercise
                                 Granted            to Employees in                   Price               Expiration
       Name                      (#) (1)              Fiscal Year                   ($/Sh)(2)                 Date
       ----                 ----------------         --------------                ----------             ----------

         None

      -------------------

(1) All options granted to Named Executive Officers are incentive stock options under the federal tax laws and were granted on June 30, 2001. Pursuant to the option agreement evidencing these options, the options were to become exercisable in three (3) successive equal annual installments, with the first such installment to vest at the grant date.

(2) The exercise price may be paid in cash or in shares of the Company's Common Stock. Alternatively, the option may be exercised through a same-day sale program with no cash outlay required of the optionee.


                          FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 2001. None of the Named Executive Officers exercised any stock options in 2001. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                                         Value of Exercisable/
                               Number of Securities                       Unexercisable In-the-
                              Underlying Unexercised                       Money Options at
                             Options at June 30, 2001                    June 30, 2001       (1)
                             ------------------------                    -----------------------

                           Exercisable          Unexercisable        Exercisable       Unexercisable
Charles G. Marianik            42,888               9,445                  $0            $0
Ronald J. Kovach               41,951               2,500                  $0            $0

--------------------

(1) Equal to the fair market value of securities underlying the option at fiscal year end ($1.20 per share) minus the exercise price payable for those securities.


Employment Agreements, Termination of Employment and Change-In-Control
Agreements

On June 30, 2001, the employment agreement between the Company and Mr. Marianik was automatically extended for two years in accordance with the terms of the contract. This employment agreement entitled Mr. Marianik to a base salary of $210,000 in 2001. Under such agreement, Mr. Marianik is to be employed by the Company in an executive capacity as Chairman of the Board, Chief Executive Officer and President, or in a position substantially similar thereto. In the case of (i) a change in control, sale or merger of the Company, (ii) the termination of his employment without cause, or (iii) a substantial change in his position with the Company, Mr. Marianik will be entitled to receive a minimum of two years of salary continuation (including bonuses), as well as to retain certain employee benefits, including an automobile allowance and a life insurance policy, paid in full by the Company.

On June 30 2001, the employment agreement between the Company and Mr. Kovach was automatically extended for two years in accordance with the terms of the contract. This employment agreement entitled Mr. Kovach to a base salary of $135,000 in 2001. Under such agreement, Mr. Kovach is to be employed by the Company in an executive capacity as Executive Vice President, or in a position substantially similar thereto. In the case of (i) a change in control, sale or merger of the Company, (ii) the termination of his employment without cause, or
(iii) a substantial change in his position with the Company, Mr. Kovach will be entitled to receive a minimum of two years of salary continuation (including bonuses), as well as to retain certain employee benefits, including an automobile allowance and a life insurance policy, paid in full by the Company

Pursuant to the express provisions of the Stock Option Plan, the outstanding options under the Plan held by the Chief Executive Officer and the Company's other Named Executive Officer will immediately accelerate in full and become exercisable for all of the shares at the time subject to that option in the event the Company is acquired by merger, consolidation or asset sale, unless the option is to be assumed by the successor corporation or otherwise replaced with a comparable option to purchase the shares of such successor corporation.

Pursuant to the terms of the option agreements the outstanding options will also accelerate and become immediately exercisable for all of the shares at the time subject to those options, should there occur certain changes in the ownership of more than twenty percent (20%) of the Company's outstanding voting securities or in the event there is a change in the majority of the Board members as a result of any tender for the Company's outstanding voting securities, merger or other business combination, or proxy contest for the election of Board members


Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company's Board of Directors is comprised of James Mrazek, Chairman, and Dr. Robert Curry. Neither of these individuals was at any time during the 2001 fiscal year or at any other time an officer or employee of the Company.

No Named Executive Officer of the Company served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                        REPORT OF COMPENSATION COMMITTEE

Decisions on compensation matters relating to the Company's Chief Executive Officer, Charles G. Marianik, and the Company's other Named Executive Officer are generally made by the Compensation Committee of the Board. The Compensation Committee currently consists of Mr. Mrazek and Dr. Curry, two of the Company's non-employee directors. The Compensation Committee approves employment contracts, base compensation, bonuses and other forms of incentive compensation and non-cash compensation. The Compensation Committee also has exclusive responsibility for the administration of the Company's Stock Option Plan under which option grants are made to executive officers and other key employees. The Compensation Committee has furnished the following report on the compensation for the Named Executive Officers of the Company for the fiscal year ended June 30, 2001.

General Compensation Policy. The Compensation Committee's overall policy is to offer the Company's Named Executive Officers competitive compensation opportunities based upon the officer's personal performance, the performance of the Company and the officer's contributions to the Company's performance. The Compensation Committee believes that this policy will enable the Company to attract and retain qualified key executive officers. The Compensation Committee's primary objective is to tie a substantial portion of each officer's compensation to the achievement of corporate and individual performance objectives. Accordingly, each Named Executive Officer's compensation package is generally comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual variable performance awards tied to the achievement of individual and corporate performance goals established by the Compensation
Committee; and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the Named Executive Officers and the Company's shareholders. Generally, as each officer's level of responsibility increases a greater portion of his or her total compensation will be tied to Company performance and stock price appreciation rather than base salary.

Factors. The primary factors in establishing the components of each Named Executive Officer's compensation package for the 2001 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

         o Base Salary. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and internal comparability considerations. In addition, the Company reviews salary surveys for officers of companies in comparable industries and geographic locations to the Company.

         There were no annual incentive compensations established for fiscal 2001, due to cash-flow considerations.

         o Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company's Named Executive Officers under the Plan. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and the base salary for that position. The Compensation Committee also takes into consideration comparable awards made to officers in similar positions in the industry as reflected in surveys, as well as the individual's potential for future responsibility and promotion, the officer's performance in the most recent fiscal year and the number of unvested options held by the officer at the time of the new grant. The relative weight given to each of these factors varies from officer to officer at the Compensation Committee's discretion.

         The option grants are designed to align the interests of the Named Executive Officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over specified periods of time (up to ten years). The options typically become exercisable over a three (3) year period.

         o Other Compensation. Executive compensation also includes benefits paid by the Company on behalf of each officer. These incremental benefits exceed the standard employee benefits package and include disability insurance, medical expenses, use of automobiles, permanent whole life and supplemental life insurance and income taxes attributed to these paid benefits included in compensation. These benefits are common forms of non-cash compensation and are included to enhance the overall compensation package.

         The compensation paid to the President and Chief Executive Officer of the Company for the last fiscal year was based upon the criteria set forth above. Mr. Marianik's employment contract was automatically renewed for the 2001 fiscal year.

         o Compliance with Internal Revenue Code Section 162(m).  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain Named Executive Officers to the extent such compensation exceeds $1 million per officer in any one fiscal year. This limitation is in effect for each fiscal year of the Company beginning after December 31, 1993 and applies to all compensation paid to the covered Named Executive Officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained shareholder approval for certain amendments to the Company's Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan would qualify as performance-based compensation.

         The cash compensation paid to the Company's Named Executive Officers for the fiscal 2001 year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's Named Executive Officers for the 2001 fiscal period expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's Named Executive Officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's Named Executive Officers. The Committee will reconsider this decision should the individual compensation of any Named Executive Officer ever approach the $1 million level.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Company's Board of Directors.



                                          Mr. James Mrazek, Chairman
                                          Dr. Robert Curry

                       INDEPENDENCE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for oversight of the Company's external financial reporting compliance, adherence to Generally Accepted Accounting Principles (GAAP) and the accounting and financial reporting requirements of various regulatory bodies, and maintenance of an effective control environment. Currently, two non-employee directors, Mr. Iris and Mr. Mrazek, serve on the Audit Committee. To promote a more effective audit engagement, by insuring an Audit Committee independent of the Company's management, the Board of Directors has established the following criteria for directors to serve on the Audit Committee: i) the individual may not be an executive officer of the Company or key member of the Company's financial management, ii) the individual should have a sufficient understanding of financial management, financial reporting, and the control environment, and iii) the individual may not be employed by any organization, engage in any activity, or maintain a significant financial interest (including close family members and associates) in any organization so as to create a conflict of interest with regard to maintaining the required level of independence.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The following table sets forth as of September 1, 2001, information with respect to (a) each person (including any "group" as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company and (b) the number and percentage of the Company's Common Stock owned by (i) each of the directors and the executive officers named on the Summary Compensation Table above and (ii) all directors and executive officers of the Company as a group. The Company believes that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name of                                  Number of          Percent of Class
Beneficial Owner(1)                     Shares Owned          Outstanding (6)

Charles G. Marianik(2)
Princeton Corporate Plaza
1009 Lenox Drive, Suite 104
Lawrenceville, NJ 08648                      805,506               60.7%

Michael Winderbaum
120 N. LaSalle, Ste. 2900
Chicago, IL   60602                          119,600                9.0%

Ronald Kovach(3)                              97,889                7.4%

James F. Mrazek(5)                            28,666                2.2%

Franklin J. Iris(4)                           28,014                2.1%

All Directors and one Share-
holder as a Group (5 persons)                960,075               72.3%

(1) For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock or (b) investment power with respect to the common stock which includes the power to dispose or direct the disposition of the common stock.

(2) Includes 56,609 shares that may be acquired within sixty days of September 1, 2001 pursuant to the exercise of stock options.

(3) Includes 41,951 shares that may be acquired within sixty days of September 1, 2001 pursuant to the exercise of stock options.

(4) Includes 21,665 shares that may be acquired within sixty days of September 1, 2001 pursuant to the exercise of stock options.

(5) Includes 24,999 shares that may be acquired within sixty days of September 1, 2001 pursuant to the exercise of stock options.

(6) In calculation of percentages, there were 1,182,659 outstanding shares plus 145,224 options that could be exercised within sixty days of September 1, 2001. On this basis, for purposes of calculations, the number of shares used is 1,327,883.

There are no arrangements known to the Company the operation of which may, at a subsequent date, result in a change in control of the Company

                                  OTHER MATTERS


Shareholder Proposals

Individual shareholders of the Company may be entitled to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission ("SEC") has adopted Regulations which govern the inclusion of such proposals in annual proxy materials in compliance with Section 16(a) of the Securities Exchange Act of 1934. All such proposals must be submitted to the Secretary of the Company at the Company's principal executive office no later than July 13, 2002 to be considered for inclusion in the Company's 2002 proxy materials.


Other Business

The 2001 Annual Meeting of Shareholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, and written representations from reporting persons for the 2001 fiscal year that no Forms 5 were required for those persons by the 2001 fiscal year, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the fiscal year ended June 30, 2001 were met in a timely manner.

ANNUAL REPORT

The Company's Annual Report to the shareholders for the fiscal year ended June 30, 2001, which contains consolidated financial statements reflecting the financial position of the Company as of June 30, 2001, the results of operations for the two years ended June 30, 2001 and 2000 and a consolidated statement of cash flows for the years ended June 30, 2001 and 2000, is being mailed concurrently with the mailing of this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


FORM 10-KSB

THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-KSB WITH THE SEC. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, PHOTON TECHNOLOGY INTERNATIONAL, INC., 1009 LENOX DRIVE, SUITE 104, LAWRENCEVILLE, NEW JERSEY 08648.


                           By Order of the Board of Directors,





                           Ronald J. Kovach, Secretary

January 15, 2001

                     PHOTON TECHNOLOGY INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          For the Annual Meeting of Shareholders on February 18, 2002

The undersigned hereby appoints Charles G. Marianik and Ronald J. Kovach as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Photon Technology International, Inc. held by the undersigned on December 20, 2001 at the Annual Meeting of Shareholders to be held on February 18, 2002 or any adjournment thereof.

1. Election of directors for a three-year term:
        Charles G. Marianik      Ronald J. Kovach    Louis Balogh



                  (Continued and to be signed on reverse side)

                              FOLD AND DETACH HERE

Please mark [ X ]
your vote as
indicated in
this example

                FOR all nominees (except as             WITHHOLD AUTHORITY
                provided to the contrary below)       to vote for all nominees
                          [ ]                                   [ ]

1. Election of Charles G. Marianik
               Ronald J. Kovach and
               Louis Balogh

Instruction: To withhold authority for any individual nominee, write that nominee's name here:

--------------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM 1, THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and notice of meeting and proxy statement dated January 15, 2002, is hereby acknowledged.

                        PLEASE SIGN, DATE AND MAIL TODAY

Signature(s) of Stockholder(s)________________________________________________

Date ________________________________ 2002

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.

                              FOLD AND DETACH HERE